EXHIBIT 99.01


   General Employment News Release

   General Employment Enterprises, Inc., Oakbrook Terrace Tower, Suite 2100,
   Oakbrook Terrace, IL  60181, (630) 954-0400                    AMEX: JOB


   FOR IMMEDIATE RELEASE                                   November 22, 2004

   COMPANY:   General Employment Enterprises, Inc.

   CONTACTS:  Doris A. Bernar
              Communications Manager & Assistant Corporate Secretary
              Phone (630) 954-0495    (630) 954-0592 fax
              invest@genp.com    e-mail



                       General Employment Reports
                 Fourth Quarter and Fiscal Year Results


   OAKBROOK TERRACE, IL - General Employment Enterprises, Inc. (AMEX: JOB) announced its results for the fourth quarter and fiscal year ended September 30, 2004.

                         Fourth Quarter Results

   The Company reported income from continuing operations of $64,000, or $.01 per share, for the quarter ended September 30, 2004, compared with a loss from continuing operations of $881,000, or $.17 per share, for the same quarter last year.

   As previously announced, the Company sold its staffing business in Pittsburgh, Pennsylvania on September 24, 2004. As a result, the Company reported a loss from discontinued operations of $542,000, or $.10 per share, for the quarter ended September 30, 2004. Results have been restated to reflect the business as discontinued operations for all periods presented.

   The net loss for the quarter ended September 30, 2004 was $478,000, or $.09 per share, compared with a net loss of $910,000, or $.18 per share, for the fourth quarter last year.

   The Company's consolidated net revenues for the quarter were $4,765,000, up 12% from $4,270,000 for the same quarter last year. Contract service revenues of $2,880,000 were about even with last year, while placement service revenues of $1,885,000 increased 37%.

   Commenting on the Company's performance, Herbert F. Imhoff, Jr., board chairman and CEO, said, "I am very pleased that the Company is able to report a profit from continuing operations for the fourth quarter of its fiscal year. National

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   hiring activity continued to improve during the quarter, and the Company experienced an improvement in the demand for its placement services.
   The increase in placement service revenues for the quarter was achieved through a combination of a 27% increase in the number of placements and an 18% increase in the average placement fee.
   Contract service revenues were essentially flat, despite a 13% increase in billable hours, because of lower-skilled positions and continued downward pressures on pricing in that division."

   Mr. Imhoff continued, "The aggressive actions taken by management to cut costs also had a significant impact on the results. General and administrative expenses were down $870,000 (36%) from the fourth quarter of last year. The combination of improved revenues and reduced expenses enabled the Company to return to profitability for the quarter."

                           Fiscal Year Results

   For the year ended September 30, 2004, the Company had a loss from continuing operations of $778,000, or $.15 per share, compared with a loss from continuing operations of $3,439,000, or $.67 per share, last year.

   The net loss for the year was $1,397,000, or $.27 per share, compared with a net loss of $3,506,000, or $.68 per share, last year.

   There were no income tax benefits for either year's loss, because the tax losses must be carried forward and there was not sufficient assurance that a future tax benefit would be realized.

   Consolidated net revenues for the year were $17,981,000, up 6% compared with $16,965,000 last year.

   Commenting on the Company's performance for the 2004 fiscal year, Mr. Imhoff said, "We made substantial progress this year. With the improved revenues and a $2.4 million reduction in general and administrative expenses, the Company reduced its loss from continuing operations by 77% from last year."

   Mr. Imhoff added, "The disposal of our Pittsburgh operation during the fourth quarter of the year had a positive effect on the Company's balance sheet. As a result of the transaction, the Company received $705,000 in cash and eliminated goodwill of $1,088,000. The cash balance at the end of the year was up $532,000 from the prior year."

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   Mr. Imhoff concluded his remarks by saying, "I am gratified to see the improvement in the Company's performance this year, and I am cautiously optimistic about the prospects for the 2005 fiscal year. However, continued improvement for the Company will depend on continued improvement in the national jobs market."

                          Business Information

   This news release contains forward-looking statements that are based on management's current expectations and are subject to risks and uncertainties. Some of the factors that could affect the Company's future performance include general business conditions, the demand for the Company's services, competitive market pressures, the ability of the Company to attract and retain qualified personnel for regular full-time placement and contract project assignments, and the ability of the Company to attract and retain qualified corporate and branch management.

   General Employment provides professional staffing services through a network of 19 branch offices located in 10 states, and specializes in information technology, accounting and engineering placements. The Company's shares are traded on the American Stock Exchange under the trading symbol JOB.

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                  GENERAL EMPLOYMENT ENTERPRISES, INC.
                  CONSOLIDATED STATEMENT OF OPERATIONS
                    (In Thousands, Except Per Share)

                                         Three Months             Year
                                      Ended September 30   Ended September 30
                                        2004      2003       2004      2003

   Net revenues:
     Contract services                $ 2,880   $ 2,895    $11,750   $11,477
     Placement services                 1,885     1,375      6,231     5,488
     Net revenues                       4,765     4,270     17,981    16,965

   Operating expenses:
     Cost of contract services          2,080     1,989      8,520     7,875
     Selling                            1,084       765      3,765     3,641
     General and administrative(1)      1,540     2,410      6,508     8,946
     Total operating expenses           4,704     5,164     18,793    20,462

   Income (loss) from operations           61      (894)      (812)   (3,497)
   Investment income                        3        13         34        58

   Income (loss) from continuing
     operations                            64      (881)      (778)   (3,439)
   Loss from discontinued operations(2)  (542)      (29)      (619)      (67)

   Net loss(3)                        $  (478)  $  (910)   $(1,397)  $(3,506)

   Average number of shares:
     Basic                              5,136     5,121      5,131     5,121
     Diluted                            5,363     5,121      5,131     5,121

   Per share - basic and diluted:
     Income (loss) from continuing
        operations                    $   .01   $  (.17)   $  (.15)  $  (.67)
     Loss from discontinued operations   (.10)     (.01)      (.12)     (.01)
     Net loss                         $  (.09)  $  (.18)   $  (.27)  $  (.68)

   __________________________________________________
   (1) General and administrative expenses include provisions for office closings and asset impairment losses totaling $410,000 in the three month period ended September 30, 2003, $42,000 in the year ended September 30, 2004 and $625,000 in the year ended September 30, 2003.

   (2) In September 2004, the Company completed a transaction to sell the assets and business operations of its Pittsburgh, Pennsylvania staffing business ("GenTech") for $705,000 in cash and recorded a loss on disposal of $553,000. GenTech's operating results are reflected as discontinued operations for all periods presented.

   (3) There were no credits for income taxes as a result of the pretax losses from continuing operations or from discontinued operations in fiscal 2004 and fiscal 2003, because the losses must be carried forward for income tax purposes and there was not sufficient assurance that a future tax benefit would be realized.

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                  GENERAL EMPLOYMENT ENTERPRISES, INC.
            SUMMARIZED CONSOLIDATED BALANCE SHEET INFORMATION
                             (In Thousands)



                                                  September 30    September 30
                                                      2004            2003

   Assets:
     Cash and cash equivalents                      $ 4,437          $ 3,905
     Accounts receivable and other current assets     2,319            2,595

        Total current assets                          6,756            6,500

     Property, equipment and goodwill                   538            2,191

        Total assets                                $ 7,294          $ 8,691


   Liabilities and shareholders' equity:
     Current liabilities                            $ 2,126          $ 2,167
     Shareholders' equity                             5,168            6,524

        Total liabilities and shareholders' equity  $ 7,294          $ 8,691









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